CONFIDENTIAL INFORMATION, NONCOMPETITION
AND INVENTION ASSIGNMENT AGREEMENT

In consideration of the rights and entitlements described in the November 10, 2007 Separation Agreement and General Release (“Separation Agreement”) among Blomenco B.V. (the “Consultant”) HydroGen L.L.C. (the “Company”) and Leo Blomen (“Mr. Blomen”), Consultant and Mr. Blomen agree to the following, intending to be legally bound:

1.  Confidential Information.

(a)  Company Information. Consultant and Mr. Blomen agree at all times during the term of their consulting arrangement with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, any Confidential Information of the Company. They understand that “Confidential Information” means any Company proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant and/or Mr. Blomen calls or with whom they become acquainted during the term of their consulting arrangement), customer contacts, customer purchasing practices, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances, personnel information including but not limited to regarding compensation, skills and duties, and other business information that they learn of, obtain, or that is disclosed to them during the course of their consulting relationship, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any of the foregoing items which has been made generally available to the public and become publicly known through no wrongful act of Consultant and/or Mr. Blomen, or any information known to Mr. Blomen prior to or outside of his affiliation with the Company that does not relate to Prior Inventions, Inventions or Intellectual Property Rights as defined below.

(b)  Former Employer Information. Consultant and Mr. Blomen agree that they will not, during their consulting relationship with the Company, improperly use or disclose any proprietary information or trade secrets of any other person or entity, if any, with whom Consultant and/or Mr. Blomen have an agreement or duty to keep such information or secrets confidential, if any, and that they will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such other person or entity unless consented to in writing by such person or entity.

(c)  Third Party Information. Consultant and Mr. Blomen recognize that the Company has received and in the future will receive from third parties (including customers of the Company) their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant and Mr. Blomen agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out their work for the Company, consistent with the Company’s agreement with such third party.

2.  Inventions.

(a)  Inventions Retained and Licensed. Consultant and Mr. Blomen assign to the Company  all world-wide rights, title and interest in any and all inventions, original works of authorship, developments, improvements, and trade secrets which were made by either or both of them from May 3, 2001 to the date of this Agreement, which relate in any way to the Company’s business, products or research and development, or proposed business, products, research or development, including but not limited to any patents filed or issued before or after the date of this Agreement  (collectively referred to as “ Assigned Prior Inventions”).   Consultant and Mr. Blomen grant to the Company an exclusive (including as to Mr. Blomen and Blomenco), perpetual, irrevocable, assignable, transferable, world-wide royalty free license in the Company's Industry of any and all inventions, original works of authorship, developments, improvements, and trade secrets which were made by either or both of them prior to May 3, 2001, which relate in any way to the Company’s business, products or research and development, or proposed business, products, research or development, including but not limited to any patents filed or issued before or after the date of this Agreement  (collectively referred to as “Licensed Prior Inventions”); provided that such license shall become non-exclusive on the later of three years from the date of this Agreement and eighteen months from the date of termination of that certain Consulting Services Agreement by and among Mr. Blomen, Consultant and the Company. Assigned Prior Inventions and Licensed Prior Inventions are referred to collectively as "Prior Inventions". Consultant and Mr. Blomen represent and warrant that they have not assigned or licensed any Prior Inventions to any person or entity other than the Company. As used herein, the "Company's Industry" shall mean products, services and technology related in any way to medium and high temperature fuel cell power plants for applications greater than 1 megawatt.  This license includes the use the Prior Inventions for any purpose in the Company's Industry, including, without limitation, the right to make, have made, use, sell, offer to sell, import, disclose, practice, have practiced (including the right to create derivative works), and otherwise exploit the Prior Inventions.  The Company shall have the right (but not the obligation) to elect to take legal action to enforce its rights in the event of any infringement, violation or misappropriation by a third party, including, without limitation, settlement discussions relating to, and any declaratory judgment action arising from, such infringement, violation or misappropriation of the Prior Inventions.

(b)  Assignment of Inventions. Consultant and Mr. Blomen agree that they will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all their right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which they may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, from the date hereof until the cessation of the consulting relationship with the Company (collectively referred to as “Inventions”), including any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively referred to as “Intellectual Property Rights”). Consultant and Mr. Blomen further acknowledge that all original works of authorship which are made by them (solely or jointly with others) within the scope of their consulting relationship with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

(c)  Maintenance of Records. Consultant and Mr. Blomen agree to keep and maintain adequate and current records of all Inventions made by them (solely or jointly with others) during the term of their consulting relationship with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d)  Patent and Copyright Registrations. Consultant and Mr. Blomen agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any Intellectual Property Rights related thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions and any Intellectual Property Rights relating thereto. Consultant and Mr. Blomen further agree that their obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement and/or the Consulting Services Agreement. If the Company is unable because of Consultant’s or Mr. Blomen’s mental or physical incapacity or for any other reason to secure the appropriate signature to apply for or to pursue any application for any United States or foreign Intellectual Property Right covering Inventions assigned to the Company as above, then Consultant and Mr. Blomen hereby irrevocably designate and appoint Company and its duly authorized officers and agents as their agent and attorney in fact, to act for and in their behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, or copyright, trademark or other registrations thereon with the same legal force and effect as if executed by Consultant and/or Mr. Blomen.

3.  Noncompetition, Nonsolicitation, Etc.

(a)  During Consultant’s and Mr. Blomen’s consulting relationship with the Company and for the periods set forth below after the termination of their consulting relationship with the Company for any reason whatsoever, Consultant and Mr. Blomen shall not, directly or indirectly:

(i)  for a period of eighteen (18) months after such termination, on Consultant’s or Mr. Blomen’s own behalf or in the service or on behalf of others, solicit, encourage, recruit or attempt to persuade any person to terminate such person’s employment with the Company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

(ii)  for a period of one (1) year after such termination, employ or establish a business relationship with, or encourage or assist any person or entity to employ or establish a business relationship with, any individual who was employed by the Company during the preceding twelve month period.

(iii)  for a period of one (1) year after such termination, direct or do any act or thing which may interfere with or adversely affect the relationship (contractual or otherwise) of the Company with any person or entity that is a Customer, Prospective Customer, vendor or contractor of the Company, or otherwise induce or attempt to induce any such person or entity to cease doing business, reduce or otherwise limit its business with the Company.

(iv)  for a period of one (1) year from such termination, solicit business from any Customer or Prospective Customer, or do business with any Customer of the Company in competition with the Company or contrary to the Company’s interests.

(v)  for a period of one (1) year after such termination, directly or indirectly, engage in or be associated with (as a principal, agent, consultant, partner, director, officer, employee, stockholder, investor or otherwise) any person or entity that directly or indirectly, engages in or plans to engage in, the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of medium and high temperature fuel cell power plants for applications greater than one megawatt. Consultant and Mr. Blomen are prohibited from engaging in or being associated with (as described above) any person or entity that engages in or plans to engage in the activities described in this subsection (v) in any state in the continental United States, the United Kingdom, the Netherlands, Germany, France, Belgium, Switzerland, Austria and Italy, as well as in any other state or foreign country in which the Company does business or is planning to do business.

(b)  For purposes of subparagraph (a) above, (i) ”Customer” shall mean those persons or entities for whom or which the Company performed services or to whom or which the Company sold or licensed its products, during the twelve months preceding the cessation of the consulting relationship, and (ii) “Prospective Customer” shall mean persons or entities whose business was solicited by the Company during the twelve months preceding the cessation of the consulting relationship.

(c)  Consultant and Mr. Blomen acknowledge and agree that (i) the Company does business and/or plans to conduct business throughout the continental Unites States and in Western Europe, (ii) the Confidential Information that they learn of, obtain, or that is disclosed to them during the course of the consulting relationship, is capable of being used anywhere in the world to compete against the Company in the markets in which it does business and/or plans to conduct business; (iii) the covenants set forth in Sections 1, 2, 3 and 4 of this Agreement are reasonable and necessary in order to protect the legitimate interests of the Company and Consultant and Mr. Blomen are receiving adequate consideration hereunder; (iv) the Company will not have any adequate remedy at law if Consultant and/or Mr. Blomen violate the terms hereof or fails to perform any of my obligations under Sections 1, 2, 3 and 4 of this Agreement; and (v) the Company shall have the right, in addition to any other rights either may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations under Sections 1, 2, 3 and 4 of this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

(d)  If the period of time or scope of any restriction set forth in this Agreement should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the scope of the restriction shall be modified, or both, by a court of competent jurisdiction so that such restrictions may be enforceable for such time and in the manner to the fullest extent adjudged to be reasonable. If Consultant and/or Mr. Blomen violates any of the restrictions contained in subparagraph (a) above, then the restrictive period shall not run in their favor from the time of the commencement of any such violation until such time as such violation shall be cured by Consultant and/or Mr. Blomen.

4.  Returning Company Documents and Property. Consultant and Mr. Blomen agree that, at the time their consulting relationship with the Company ends, or earlier upon request, they will deliver to the Company (and will not keep in their possession or deliver to anyone else) any and all records, data, notes, reports, information, proposals, lists, correspondence, emails, specifications, drawings, blueprints, sketches, materials, other documents, or reproductions or copies (including but not limited to on computer discs or drives) of any aforementioned items either developed by Consultant and/or Mr. Blomen pursuant to their consulting relationship with the Company or otherwise relating to the business of the Company that constitute or contain Confidential Information, retaining neither copies nor excerpts thereof. Consultant and Mr. Blomen also agree that, at the time the consulting relationship with the Company ends, or earlier upon request, they will deliver to the Company all tangible Company property in their possession, including computer discs, drives and other equipment or devices and that if they fail to do so the Company may withhold from Consultant’s fees the replacement cost of Company property Consultant and/or Mr. Blomen have not returned. This paragraph 4 will not prevent Mr. Blomen from keeping any materials which solely relate to his knowledge or information prior to coming to the Company, or documents which solely relate to his own or Blomenco’s compensation.

5.  General Provisions.

(a)  Governing Law and Forum. This Agreement shall be governed by and interpreted in accordance with the laws of Pennsylvania, without giving effect to any conflict of laws provisions. Any court action instituted by Consultant and/or Mr. Blomen or on their behalf relating in any way to this Agreement or their consulting relationship with the Company shall be filed exclusively in federal or state court in the County of Allegheny, State of Pennsylvania and Consultant and Mr. Blomen consent to the jurisdiction and venue of these courts in any action instituted by the Company against one or both of them.

(b)  Entire Agreement. This Agreement, the Separation Agreement and all agreements and exhibits attached thereto set forth the entire agreement and understanding between the Company and/or HydroGen Corporation with Consultant and/or Mr. Blomen, and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by Consultant, Mr. Blomen and the Company’s President or Chief Executive Officer. Any subsequent change or changes in Consultant’s and/or Mr. Blomen’s duties or fees, or termination of their relationship with the Company, will not affect the validity or scope of this Agreement.

(c)  Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

(d)  Successors and Assigns. This Agreement will be binding upon Consultant’s successors and on Mr. Blomen’s heirs, executors, administrators and other legal representatives. This Agreement may be assigned by the Company and its successors without Consultant’s and/or Mr. Blomen’s consent, and will be binding upon any successors or assigns of the Company or their successors or assigns.

6.  Representations and Warranties. Consultant and Mr. Blomen represent and warrant that they are not under any obligations to any third parties which prohibit, restrict or could interfere in any way with the performance of their duties as a consultant to the Company and that their consulting relationship with Company will not breach any agreement by which either Consultant or Mr. Blomen am bound, including, without limitation, with any of Mr. Blomen’s former employers or any other companies with which Consultant and/or Mr. Blomen have or have had consulting relationships. Consultant and Mr. Blomen represent and warrant that there are no legal or contractual impediments to Consultant and Mr. Blomen being able to fully undertake any work on behalf of the Company, including but not limited to agreements not to compete.

7.  Acknowledgement. Consultant and Mr. Blomen acknowledge and agree (i) that they have had the opportunity to consult with independent counsel of their own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment.

BLOMENCO, B.V.:

By:	/s/ Leo Blomen	Date:	11/10/07
Leo Blomen

LEO BLOMEN INDIVIDUALLY:

/s/ Leo Blomen	Date:	11/10/07
Leo Blomen